Exhibit 2.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement") is made and entered into as of this 21st day of September, 2007, by and among JMJ Technologies, Inc., a Georgia corporation having its principal place of business at 2000 RiverEdge Drive, Suite GL 100A, Atlanta, GA 30328 ("Seller"), WiFiMed Holdings Company, Inc., a Nevada corporation, having its principal place of business at 3320 Keenland Road, Marietta, Georgia  30062 ("Buyer Parent Company"), and EncounterPRO  Healthcare Resources, Inc., a Georgia Corporation having its principal place of business at 2000 RiverEdge Drive, Suite GL 100A, Atlanta, GA 30328  ("Buyer").  (Seller, Buyer Parent Company, and Buyer are hereinafter referred to individually, as a "Party", collectively as the "Parties."  Buyer and Buyer Parent Company are hereinafter referred to collectively as the "Buyer Parties.")  Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 1.

RECITALS

WHEREAS, Seller owns, operates and engages in the business related to (i) the development, use, licensing, marketing, implementation, training, maintenance, updating, support and error correction of the Software (defined below) and (ii) the marketing, implementation, training, and support of the hardware used to operate the Software (the "Business");

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets and rights used in or related to the operation or conduct of the Business on the terms and conditions set forth in this Agreement (the "Acquisition");

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1           DEFINITIONS

For purposes of this Agreement, the following words, terms and phrases, shall have the following meanings and terms elsewhere defined in context shall have the meanings there assigned:

"Acquired Assets" shall have the meaning set forth in Section 2.1.

"Acquired Customer Contracts" means all of Seller's contracts (including but not limited to oral, implied, and executory contracts) with End-User Customers to deliver products and services of the Business.

"Acquired Channel Partner Contracts" means all of Seller's contracts with its Channel Partners to deliver products and services of the Business.

"Acquisition" shall have the meaning set forth in the recitals.

"Acquisition Shares" shall have the meaning set forth in Section 3.1.

"Adjustment Value" shall have the meaning set forth in Section 9.8.

"Ancillary Agreements" means the Bill of Sale attached hereto as Exhibit A; the Officer's Certificates attached hereto as Exhibits B and C; duly authorized Warrants  in the form of Exhibit D; a Note and Security Agreement substantially in the form of Exhibit E; a Registration Rights Agreement ("RRA") substantially in the form of Exhibit F; and a Transition Agreement substantially in the form of Exhibit G.

"Balance Sheet" has the meaning set forth in Section 4.2.

"BNA Note" refers to a loan to Seller from the Bank of North Georgia evidenced by promissory note No. 16052-13 originally dated 4-08-05, together with extensions and renewals thereon.

"Bill of Sale" means the Bill of Sale, Assignment and Assumption Agreement attached hereto a Exhibit A.

"Business" shall have the meaning set forth in the recitals.  Business of the Seller does not include any warranties on hardware.

"Claim Notice" has the meaning set forth in Section 9.5.

"Channel Partners" means Seller's active resellers, value added resellers, and distributors, as disclosed in Seller's Due Diligence Postings.

"Closing" has the meaning set forth in Section 8.1.

"Closing Date" has the meaning set forth in Section 8.1.

"Competitive Restriction Rights" means all contractual or common-law rights of Seller to prevent any of Seller's present or former employees, consultants, independent contractors, business associates, or prospective business associates from (a) competing with the Business or engaging in a business competitive with the Business as an employee, investor, consultant, etc.; (b) disclosing any trade secrets or confidential information relating to the Business; (c) violating any of Seller's Intellectual Property rights; (d) soliciting on behalf of a business competitive with the Business, any customer of the Business; or (e) soliciting for other employment, any persons employed by the Business.

"Contemplated Transactions" means (a) the acquisition of the Acquired Assets by Buyer from Seller and the payment of the Purchase Consideration therefore; (b) the execution, delivery and performance of the Ancillary Agreements, and (c) the performance by the Parties of their other covenants and obligations under this Agreement and the Ancillary Agreements.

"Dispute Notice" has the meaning set forth in Section 9.5.

"Due Diligence Postings" means the documents posted by Seller to Buyer's ftp site:  ftp.wifi-med.com and written documents delivered to an officer or director of Buyer Parent Company prior to the Closing Date.  Any and all of Due Diligence Postings shall be considered a disclosure by Seller to Buyer regardless of the folder in which it was posted.  All liens and security interests that have been filed and are public records in the State of Georgia and Cobb and Fulton Counties prior to the Closing Date shall be deemed to have been communicated to the Buyer as though they had been posted as a Due Diligence Posting.

"End-User Customer" means a medical practice, practitioner or researcher who has a license to chart clinical data in EncounterPRO® or to whom Seller is contractually obligated to deliver a License to chart clinical data in EncounterPRO.

"GAAP" means United States generally accepted accounting principles in effect from time to time, consistently applied.

"Governmental Entity" means: (i) any nation, state, county, city, town, village, district or other jurisdiction; (ii) any federal, state, local, municipal, foreign, or other government; (iii) any federal, state, local or foreign governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court or other tribunal); (iv) any multi-national or supra-national organization or body; (v) any body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, including any court or arbitrator; (vi) any self-regulatory organization or (vii) any official of any of the foregoing.

"Indebtedness" means, with respect to any Person,

(i)                   any obligation of such Person, contingent or otherwise, (A) for borrowed money, (B) for all or part of the purchase price or cost of any type of property or services, (C) evidenced by notes, bonds, debentures or other similar instruments, (D) created or arising under any conditional sale or other title retention agreement with respect to real or personal property or other assets acquired by such Person, (E) as lessee under leases that have been or should be recorded as capital leases in accordance with GAAP, (F) under acceptance, letter of credit or similar facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other securities, (H) for accounts payable other than trade accounts payable incurred in the Ordinary Course of Business, (I) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit or (J) in connection with any factored or sold receivables,

(ii)                 all obligations (as described in clauses (i)(A) through (i)(J) above) of others guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such obligations or to advance or supply funds for the payment or purchase of such obligations, (B) to purchase, sell or lease (as lessee or lessor) any real or personal property or other assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligations or to assure the holder of such obligations against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for any real or personal property or other assets or services irrespective of whether such real or personal property or other assets is received or such services are rendered) or (D) otherwise to assure a creditor against loss and

(iii)                all obligations (as described in clauses (i)(A) through (i)(J) above) secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any real or personal property or other assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations.

"Indemnified Party" has the meaning set forth in Sections 9.5 and 9.6.

"Indemnifying Party" has the meaning set forth in Sections 9.5 and 9.6.

"Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all Source Code and object code), firmware, development tools, flow charts, annotations, all databases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, the information set forth in manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing.

"Interim Balance Sheets" has the meaning set forth in Section 4.2.

"Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts which are actually known after due inquiry by the president, chief financial officer, general counsel, or any or senior manager of such Person.

"Law" means any law, statute, common law, rule, code, executive order, ordinance, regulation, requirement, ruling or judgment of any Government Entity or any order, writ, injunction or decree, whether preliminary or final, entered by any Government Entity.

"Leased Real Property" has the meaning set forth in Section 4.17.

"License" means any agreement to which a Seller is a party that entitles any other party (a "Licensee") to possess or use any of the Software.

"Maintenance Obligations" means the contractual obligations owed to End-User Customers in the Ordinary Course of Business of Seller.

"Material Adverse Effect" means (a) with respect to Seller, any change or effect (or aggregation of changes and effects) that is materially adverse to (i) the financial condition, operations, results of operations of the Seller's Business or (ii) the condition of the Acquired Assets, and (b) with respect to Buyer, any change or effect (or aggregation of changes and effects) that is materially adverse to the financial condition, operations or results of operations of the Buyer's business; provided, however that, with respect to each of Buyer and Seller, changes in general industry conditions or general economic conditions, and consequences of acts of war or terrorism (and, in any such case, which do not affect the Seller or Buyer, as the case may be, disproportionately as compared to other companies that compete with the Seller or Buyer, as the case may be) shall not be deemed to constitute a Material Adverse Effect.

"Ordinary Course of Business" means, with respect to actions and operations conducted by Seller, actions and operations that are (i) consistent with the past practices of Seller, (ii) taken in the ordinary course of the normal, day-to-day operations of Seller, (iii) not required to be authorized by the board of directors or other governing body of Seller, and (iv) similar in nature and magnitude to actions and operations customarily taken, without any authorization by the board of directors or other governing body of Seller, in the ordinary course of the normal, day-to-day operations of other companies that are of similar size and in the same line of business as Seller.

"Proceeding" means any action, arbitration, hearing, charge, investigation, litigation, or suit (whether civil, criminal, administrative, or investigative) commenced, brought, conducted, or heard by or before, or involving, any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

"Purchase Consideration" shall mean the purchase consideration set forth in Section 3.1 of this Agreement.

"Seller's Loan with the Bank of North Georgia" means the outstanding loan of approximately $250,000 that has been disclosed to Buyer in Seller's Due Diligence Postings.

"Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group, acting in concert, or any person acting in a representative capacity.

"Real Property Sublease" has the meaning set forth in Section 4.17.

"Software" means all executable code, object code and Source Code versions of EncounterPRO® and integration products for EncounterPRO heretofore including all versions, whether current or past, thereof and all related user and programmer documentation, user, configuration, or installation manuals, specifications, flow charts, logic diagrams, bug reports and debugging reports, development records and version integrity and change management files, and including all graphic, video, audio or textual content in any of the foregoing.  EncounterPRO is an electronic health record.

"Source Code" means any embodiment of any of the Software in the form of a programming language that can be read by a suitably trained human programmer (as opposed to object or executable code or machine language), together with any programmer's comments maintained by Seller with its copies of the programming-language source code, and any linking, compiling and other instructions or documentation necessary to enable competent programming professionals to create executable code from the source code.

"Source Code License" means any contract or contractual provision (whether or not denominated a "license") that prescribes the terms, conditions and restrictions applicable to the possession and use of Source Code by a licensee of the Software to whom Source Code of any Software has been released.

"Tax" means any tax for any period with any taxing authority (whether domestic or foreign).

"Third Party Claim" has the meaning described in Section 9.6.

"Trademarks" means all versions of the mark "EncounterPRO," together with any other marks, whether or not registered, used by Seller as trademarks or service marks exclusively in connection with the Software or the Software Business, including any logos or other graphic representations thereof.

"Transactional Proposal" has the meaning described in Section 6.3.

"Warrants" has the meaning described in Sections 3.1 and 3.2.

"Warrant Shares" means the shares that are delivered when the Warrants are executed.

2           ACQUISITION OF ASSETS AND LIABILITIES

2.1           Acquired Assets.  Subject to the terms and conditions set forth herein and to restrictions beyond Seller's control that may arise by operation of law, Seller agrees to sell, convey, transfer, assign and deliver to Buyer Parties (except for the Excluded Assets as defined in Section 2.2 below), and Buyer Parties agrees to purchase, all of Seller's rights, title and interest in and to all of the rights and assets owned by Seller and used or held for use in the operation of the Business, including without limitation, the following ("collectively, the Acquired Assets"):

2.1.1         All intangible assets relating to the operation of the Business, including, but not limited to, all Software; Intellectual Property and other proprietary rights in the Software; all rights in the Trademarks; all rights in any licenses held by Seller to Intellectual Property of third parties that is used as a component of the Software, or that is used as a Trademark; all the goodwill in or arising from the use of the Trademarks and the operation of the Business; and the originals of all Intellectual Property registration and licenses;

2.1.2         All rights under the Acquired Customer Contracts;

2.1.3         All rights under the Acquired Channel Partner Contracts;

2.1.4         All Competitive Restriction Rights of Seller;

2.1.5         All accounts receivable of Seller;

2.1.6         All tangible personal property used or held for use in the operation of the Business, including all furniture, machinery, office furnishings, equipment and equipment leasehold improvements existing on the Closing Date;

2.1.7         All authorizations and licenses necessary to operate the Business; and

2.1.8         The Real Property Sublease, including any and all security and other deposits, advance rents and any other payments made thereunder prior to the Closing Date.

2.2           Excluded Assets.  Notwithstanding the terms of Section 2.1, the following assets shall be retained by Seller (collectively, the "Excluded Assets") and shall not be sold, transferred or assigned to Buyer in connection with the purchase of the Assets:

2.2.1         All rights to insurance proceeds under Seller's insurance policies to the extent that such proceeds relate to liabilities that are retained by the Seller;

2.2.2         All Tax refunds, credits, and loss carryovers from any taxing authority that currently belong to Seller or that may result from the future filing of Tax Returns by the Seller;

2.2.3         To the extent not required for the operation of the Business, Seller's minute books and related company records and accounting records (including ancillary records, paid invoices and work papers related thereto) (provided that Seller shall provide Buyer access to the foregoing records to the extent reasonably requested by Buyer);

2.2.4         The rights of Seller under this Agreement and the Ancillary Agreements.

2.3           Excluded Liabilities.  Except as set forth in Section 2.4, Buyer shall not assume or become liable for the payment of any debts, liabilities, losses, Indebtedness, real or personal property leases or obligations of Seller (collectively, the "Excluded Liabilities"), including, any and all Liabilities arising from, or related to, the ownership, operation and maintenance of the Acquired Assets (including the Intellectual Property) prior to the Closing Date.

2.4           Acquired Liabilities.  As of the Closing Date, Buyer shall assume, pay, and perform in accordance with their terms the following liabilities of Seller:

2.4.1         All liabilities and obligations to make monthly lease payments under the Real Property Sublease that become due after the Closing Date;

2.4.2         All Maintenance Obligations of the Seller that are due to be performed after the Closing Date;

2.4.3         All executory contracts to deliver services and products of the Business to Seller's End-User Customers that are due to be performed after the Closing Date;

2.4.4         All executory contracts to deliver services of the Business to Seller's Channel Partners that are due to be performed after the Closing Date;

3           CONSIDERATION AND DELIVERY

3.1           Purchase Consideration.  The aggregate amount to be paid for the Acquired Assets shall be:

                Five Hundred Thousand Dollars ($500,000);

Warrants to purchase One Million Six Hundred Thousand Shares (1,600,000) of Buyer Parent Company's $0.0001 par value common stock (the "Warrants");

Shares of the common stock of Buyer Parent Company., equal to 12.5% of the fully-diluted outstanding shares of Buyer Parent Company as of the Closing Date (the "Acquisition Shares");  and

Buyer Parties' promises set in Exhibits F (the Registration Rights Agreement also known as the "RRA") and G (the Transition Agreement).

3.2           Delivery of Purchase Consideration at Closing.  At Closing, the Purchase Consideration shall be paid by Buyer to Seller as follows:

3.2.1         Buyer Parties shall make a cash payment by wire transfer of immediately available funds to such account or accounts as Seller shall designate in the aggregate amount of Twenty-Five Thousand Dollars ($25,000);

3.2.2         Buyer Parties shall deliver to Seller a Promissory Note for $475,000 dollars and a Security Agreement, substantially in the form of Exhibit E attached hereto (the "Note");

3.2.3         Buyer Parent Company shall deliver to Seller the Warrants substantially in the form of Exhibit D;

3.2.4         Buyer Parent Company shall deliver the Acquisition Shares to Seller.

3.2.5         Buyer Parties shall deliver to Seller a duly authorized and executed Registration Rights Agreement substantially in the form of Exhibit F.

3.3           Allocation.  Following the Closing, Buyer shall submit to Seller a proposed allocation of the Purchase Price (the "Allocation").  The Allocation shall be subject to Seller's reasonable approval, which approval cannot be unreasonably withheld or delayed, provided, that Seller shall respond to Buyer regarding such approval within fifteen (15) business days after receipt of the Allocation.  Upon Buyer's and Seller's agreement on the basis of the allocation and that they shall  not thereafter take a Tax Return position inconsistent with such allocation unless such inconsistent position shall arise out of or through an audit or other inquiry or examination by the Internal Revenue Service or other Taxing Authority.

3.4           Manner of Sale.  The sale, conveyance, transfer, assignment and delivery of the Acquired Assets by Seller to Buyer shall be effected by the Bill of Sale and other deeds, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form as Buyer or its counsel and Seller or its counsel mutually deem reasonably necessary or appropriate to transfer to the Buyer full legal and beneficial title to the Acquired Assets.

3.5           Legending of Securities. The Acquisition Shares and the Warrant Shares will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof or Regulation D promulgated thereunder or other applicable exemptions, together with exemptions under applicable state securities laws. Seller understands and agrees that there will be placed on the Acquisition Shares a legend stating in substance the following (along with other appropriate language under applicable U.S., state and foreign securities laws):

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered, sold, transferred or otherwise disposed of, unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from registration is available.

3.6           Agreement to Cooperate.  The parties agree to reasonably cooperate to ensure that (1) the Acquisition Shares and Warrant Shares are issued under available exemptions under applicable U.S., state and foreign securities laws and (2) the Contemplated Transaction shall constitute a valid, non-taxable Asset Reorganization.

4           REPRESENTATIONS BY SELLER

Seller represents and warrants to Buyer as follows:

4.1           Organization and Qualification.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

4.2          Authority Relative to this Agreement.  Subject to Shareholder approval, Seller has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder.  This Agreement has been duly executed and delivered to Seller and, following approval by Seller's shareholders, constitutes a valid and binding obligation of the Seller, enforceable according to their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar Law relating to the rights of creditors generally and by general principals of equity.

4.2           Financial Statements.  Seller has provided Buyer with audited financial statements, including a balance sheet, dated as of December 31, 2005 (the "Balance Sheet"), a statement of profit and loss from January 1, 2005 through December 31, 2005, and a statement of cash flows from January 1, 2005 through December 31, 2005 (the "Cash Statements").  To Seller's Knowledge, the Balance Sheet and Cash Statements have been prepared in accordance with GAAP throughout the periods involved and present fairly in all material respects the consolidated financial position, results of operations, the assets and liabilities, and cash flows of Seller as of the dates and for the periods indicated therein.  In  its Due Diligence Postings, Seller has also provided Buyer with QuickBooks-generated financial summaries including balance sheets dated December 31, 2006 and July 26, 2007 (the "Interim Balance Sheets") and statements of profit and loss for 2006 for the period from January 1, 2007 through July 26, 2007 (the "Interim Cash Statements").   To Seller's Knowledge (and except as may be disclosed in Seller's Due Diligence Postings), the Interim Balance Sheets and Interim Cash Statements fairly reflect the financial status of the Seller in all material respects.

4.3           Litigation.  To Seller's Knowledge, there are no Proceedings pending or threatened against Seller, at law or in equity.

4.4           Trademarks.  The Due Diligence Postings set forth a true, complete and accurate list of all U.S. and foreign (i) trademark registrations, trademark applications and Internet domain names and (ii) copyright and mask work registrations and copyright and mask work applications owned by Seller.  Seller has no patents, patent pending or patent applications.  Except as disclosed in its Due Diligence Postings, (i) Seller owns or has the right to use all Intellectual Property free and clear of all liens and restrictions and (ii) any Intellectual Property owned or used by Seller and, to Seller's Knowledge, any other Intellectual Property owned or used is valid and subsisting, is in full force and effect and has not been cancelled, expired or abandoned.

4.5           Outstanding Licenses.  To Seller's Knowledge and except as disclosed in its Due Diligence Postings or made in the Ordinary Course of Business of Seller, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to Intellectual Property of any other person or entity.

4.6           Infringement.  To Seller's Knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by Seller.  Except as disclosed in its Due Diligence Postings, to Seller's Knowledge, the conduct of Seller's businesses as currently conducted does not misappropriate, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) or dilute any Intellectual Property rights owned or controlled by any third party.

4.7           Trade Secrets.  To Seller's Knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a written confidentiality and non-disclosure agreement.  To Seller's Knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

4.8           Liens for Taxes.  To Seller's Knowledge and except as disclosed in Seller's Due Diligence Postings, there are no liens for taxes upon any assets of Seller, except liens for taxes which are not yet due and payable.

4.9           Audits.  To Seller's Knowledge and except as disclosed in its Due Diligence Postings, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to taxes or any tax returns of Seller now pending, and Seller has not received any written notice of any proposed audits, investigations, claims or administrative proceedings relating to taxes or any tax returns.

4.10        Written Rulings.  Seller has not received any written ruling from any tax authority.

4.11        Tax Returns in Other Jurisdictions.  No jurisdiction where Seller does not file a tax return has made a claim in writing that Seller is required to file a tax return for such jurisdiction or that any taxes are due as a result of doing any business in such jurisdiction.

4.12        Federal Tax Return.  Seller has made available to the Buyer true and correct copies of the United States federal income tax return and any state, local or foreign tax return for its taxable year ended December 31, 2005.

4.13        Accounts Receivable.  Except as disclosed in its Due Diligence Postings, all accounts receivable of Seller, or valid obligations of Seller; (i) have arisen from bona fide transactions during the Ordinary Course of Business consistent with past practices; (ii) are collected during and collectable during the Ordinary Course of Business; and (iii) have been adequately reserved for on the Balance Sheet and in the Interim Balance Sheets provided by Seller its Due Diligence Postings.  Buyer understands that support payments made by Seller's customers are typically not true "receivables" since the customer may opt not to receive support services.

4.14        Consents, Notices and Approvals.  To Seller's Knowledge, except for shareholder approval of this Agreement (and except as may be indicated by Seller's Due Diligence Postings), no consent, approval, permit, waiver, authorization of or notice or filing with, any governmental authority is required to be made or obtained by Seller in connection with the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements.

4.15        Assets.  Seller's Due Diligence Postings set forth a true, correct and complete list of all tangible assets, properties and rights owned, leased or licensed by Seller having a value in excess of $25,000.  All of the improvements, machinery and equipment currently used in connection with the businesses of Seller are in a condition sufficient to permit the operation and conduct of the businesses of Seller as presently conducted, ordinary wear and tear excepted.

4.16        Sufficiency of Assets.  The Acquired Assets include all of the material assets, properties, interests and rights material to, or used for the conduct of the Business of Seller as presently conducted.  Seller has such technology sufficient for the operations of its Business as it is presently conducted.  Seller has the right to use all of the assets, properties, interests and rights used in the conduct of the Business as presently conducted, notwithstanding any Asset Liens on such assets, properties, interests and rights.

4.17        Real Property Sublease. In its Due Diligence Postings, Seller has made available to Buyer a true, correct and complete copy of the Real Property Sublease to its office space at RiverEdge Parkway.  Seller has no interest in any other real property.  Seller holds a good and valid leasehold interest to the Leased Real Property, subject to the provisions of the Real Property Sublease.

4.18        No Commissions.  Seller has no liability or obligation to pay any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated in this Acquisition Purchase Agreement.

5           REPRESENTATIONS BY BUYER PARTIES

In connection with this Acquisition Purchase Agreement, Buyer Parties warrant and represent as follows:

5.1           Organization and Qualification.  Buyer is a wholly-owned subsidiary of Buyer Parent Company.  Buyer Parent Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

5.2           Authority Relative to this Agreement.  Each of Buyer Parties has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out its obligations thereunder.  The execution and delivery of this Agreement and the Ancillary Agreements by Buyer Parties and the consummation by Buyer Parties of the Contemplated Transactions have been duly authorized by Buyer Parties, and no other corporate proceedings, including, without limitation, any authorization by the shareholders of Buyer Parent Company, or on the part of Buyer Parties are necessary to authorize this Agreement, the Ancillary Agreements or such transactions.  This Agreement and the Ancillary Agreements have each been duly executed and delivered by Buyer Parties and each such agreement constitutes a valid and binding obligation of each such entity, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.  Neither of the Buyer Parties is subject to, or obligated under, any provision of (a) its Articles of Incorporation, or its Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached, or violated, or in respect of which a right of termination or acceleration would arise or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Agreement or Ancillary Agreements and the consummation by it of the Contemplated Transactions.   Except for such filings to be made pursuant to Corporate Law in order to effect the Acquisition Purchase and federal and state securities laws, which Buyer agrees to make, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer Parties for the consummation by Buyer Parties of the transactions contemplated by this Agreement and the Ancillary Agreements.

5.3           Validity of Stock.  The Acquisition Purchase Shares and Warrant Shares, when issued, shall: (i) be duly authorized, validly issued, fully paid and non-assessable and free of liens and encumbrances created by any person other than Buyer, and (ii) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act").

5.4           Financial Statements and SEC Filings.  All filings made with the Securities and Exchange Commission (the "SEC") from and after September 30, 2006, are available on the SEC's EDGAR database.  (All such reports are collectively referred to hereinafter as the "Buyer Parent Company Business Reports"; and the financial statements, including the notes thereto, contained in the Buyer Parent Company Business Reports are collectively referred to hereinafter as the "Buyer Parent Company Financial Statements.")  Since September 30, 2006, Buyer Parent Company has duly filed all reports required to be filed by it with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, and except as disclosed in writing to Seller prior to Closing, no such report, nor any report sent to Buyer Parent Company's shareholders generally at the date it was filed or sent, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.  The Buyer Parent Company Financial Statements included in the Buyer Parent Company Business Reports were prepared in accordance with GAAP and present fairly the consolidated financial position, results of operations, and cash flows of Buyer Parent Company and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim statements, to normal year-end accounting adjustments and the absence of complete footnote disclosure.

5.5           Absence of Undisclosed Liabilities.  Except as and to the extent stated in the Buyer Parent Company Financial Statements or the Buyer Parent Company Business Reports or except as disclosed to Seller in writing prior to Closing, Buyer does not have any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated, known, or otherwise), other than (i) liabilities incurred in the Ordinary Course of Business and (ii) obligations under contracts and commitments incurred in the Ordinary Course of Business, which, in both subsections (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of Buyer.

5.6           Litigation.  Except as disclosed in writing to Seller prior to Closing or in the Buyer Parent Company Business Reports, there are no Proceedings against the Buyer Parties at law or in equity.

5.7           No Liabilities of Buyer.  Except for its obligations under this Agreement, Buyer is not subject to any liabilities, obligations or claims, whether absolute or contingent, liquidated or unliquidated, known or unknown.  Buyer was formed solely for the purpose of consummating the transactions contemplated by this Agreement and has not engaged in any business or other activities for any other purpose.

5.8           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Buyer Parties is required in connection with the consummation of the transactions contemplated by this Agreement except filings with the Secretary of State of Georgia, SEC and filings on Form 8-K.

5.9           Available Funds.  On the Closing Date, Buyer Parties will have sufficient funds on hand to enable them to consummate the transactions contemplated hereby and to otherwise satisfy its obligations under this Agreement and the Ancillary Agreements.

5.10        Noncontravention.  The execution, delivery, and performance by Buyer Parties of this Agreement does not, and the execution, delivery, and performance by Buyer Parties of the transactions contemplated therein will not (i) violate any material Law, order, or decree to which Buyer Parties are subject or (ii) violate any material provision of the articles of incorporation, bylaws or other governing documents of Buyer Parties.

6           ADDITIONAL AGREEMENTS

6.1           Expenses.  Each of the Parties shall bear its own expenses in connection with this Agreement and the transactions contemplated herein.

6.2           Notification of Certain Matters.  Prior to and on the Closing Date, each of the Parties shall give prompt notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure would be likely to cause any representation or warranty on the part of any Party contained in this Agreement to be untrue or inaccurate  in any material respect and (b) any failure of such party, or any officer, director, shareholder, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect.

6.3           No Solicitation.  Seller agrees that, prior to the Closing Date, it shall not, and shall not authorize or permit any of Seller's directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action.  "Transaction Proposal" shall mean any of the following (other than the transactions between Seller, Buyer Parties contemplated by this Agreement) involving Seller: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the assets of Seller, in a single transaction or series of transactions; (iii) any offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934), of ten percent (10%) or more of the outstanding shares of capital stock of Seller; or (iv) any public announcement by Seller of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

6.4           Access to Information; Confidentiality.

6.4.1            The Seller and Buyer Parties have had the opportunity to make a complete due diligence review of the books, records, business and affairs of the other.

6.4.2            Each of the Parties agrees that all non-public information provided was treated as confidential, and if this Agreement is terminated, will return to the other party all confidential documents (and all copies thereof) in its possession, or will certify to the other that all such documents not returned have been destroyed.  Further, regardless of whether this Agreement is terminated, each party shall continue to hold all confidential information of the other in strictest confidence.  Non-public information shall not include any information which a party can demonstrate: (i) was already in such party's possession prior to negotiations related to this transaction; (ii) is or becomes publicly and openly known and in the public domain through no fault of such party; or (iii) is received by such party in a non-confidential manner from a third party having the right to disclose such information.

6.4.3            The Officers and Directors of Seller, and their immediate family members shall not make any transactions in securities of Buyer Parent Company while in possession of non-public information relating to Buyer Parent Company, without the prior authorization of counsel to Buyer Parent Company, as such transactions may violate the federal securities laws and the regulations promulgated thereunder.

6.5           Public Announcements.  Before issuing any press release or otherwise making any public statement with respect to the Acquisition Purchase, Buyer Parties  and Seller will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction in any filings required with the SEC).

7           CONDITIONS TO OBLIGATIONS OF THE PARTIES TO EFFECT THE ACQUISITION PURCHASE.

The respective obligations of the Parties to effect this Agreement and the Ancillary Agreements shall be subject to the fulfillment at or prior to the Closing of the following conditions:

7.1           There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby;

7.2           Seller shall have obtained shareholder approval;

7.3           Buyer Parties shall have delivered to Seller (i) the Purchase Consideration set forth in Sections 3.1 and 3.2 above, and (ii) a duly authorized and executed Officer's Certificate in the form of Exhibit C;

7.4           Seller shall have delivered to Buyer (i) a duly authorized and executed Bill of Sale and (ii) a duly authorized and executed Officer's Certificate in the form of Exhibit B;

7.5           All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller's counsel, and Seller and its counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

8           CLOSING AND POST-CLOSING EVENTS

8.1           Time and Place.  The closing of the Contemplated Transactions (the "Closing") shall take place subsequent to a meeting of the shareholders of Seller to approve this Agreement (the "Closing Date"), at the offices of Seller in Atlanta, Georgia or such other location agreed to by the Parties.  The Closing shall be effective as of 11:59 p.m. on the Closing Date, not later than September 30, 2007.

9           INDEMNITIES

9.1           Seller's Agreement to Indemnify.  Seller shall indemnify Buyer Parties in the event that a third-party claim is made against Buyer Parties for liabilities retained by the Seller under this Agreement.   Provided that the BNA Note has been paid in full, Seller also agrees to indemnify Buyer Parent in the event that Buyer Parent makes any payment to the Bank of North Georgia on the BNA Note (including principal, interest, and loan administration fees thereon).

9.2           Seller's Breach of Warranty.  Seller shall indemnify Buyer Parties and their former and current officers and directors for damages resulting from any fraud by Seller, including fraudulent warranties made by the Seller.

9.3           Buyer Parties' Agreement to Indemnify.  Buyer hereby agrees to indemnify Seller for any third-party claims brought against Seller for breaches by Buyer of its duties to End User Customers and Channel Partners.

9.4           Buyer Parties' Breaches.  Buyer Parties shall indemnify Seller and its former and current officers and directors for damages resulting from Buyer Parties' fraud, including fraudulent warranties made by Buyer Parties in this Agreement.

9.5           Indemnification Procedure.  Upon the occurrence of any claim for which indemnification is believed to be due under this Agreement, other than any claim discussed in Section 9.7 below, the party seeking indemnification (the "Indemnified Party") shall provide notice of such claim (a "Claim Notice") to the party (including each person who may be held jointly and severally liable with such person) from whom indemnification is sought (the "Indemnifying Party").  The Claim Notice shall state in general terms the circumstances giving rise to the claim, specify the amount of the claim (or an estimate thereof), and make a request for any payment then believed due.  A Claim Notice shall be conclusive against such Indemnifying Party in all respects 30 days after receipt by the Indemnifying Party unless, within such period, the Indemnifying Party sends the Indemnified Party a notice disputing the propriety or amount of the claim (a "Dispute Notice").  Any Dispute Notice shall describe the basis for such objection and the amount of the claim that the Indemnifying Party does not believe should be subject to indemnification.  Upon receipt of any Dispute Notice, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the dispute within the next 30 days.  If a resolution is not reached within the 30-day period, either party may submit the dispute to arbitration in accordance with Section 11.5.  No claim for indemnification against any person who may be jointly and severally liable with an indemnifying Party shall be permitted unless and until such person has received a Claim Notice and a 30 day period in which to send a Dispute Notice.

9.6           Indemnification Procedure with Respect to Third Party Claims. The following provisions shall govern claims by third parties:

9.6.1            If any third party shall notify an Indemnified Party pursuant to this Agreement with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any Indemnifying Party, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless, and then solely to the extent that, the Indemnifying Party is thereby prejudiced;

9.6.2            The Indemnifying Party will have the right to defend the Indemnified Party against a Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as:  (i) the Indemnifying Party notifies the Indemnified Party in writing within a reasonable time after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer that arise as a result of or incident to the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations under this Agreement; (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief or involve the possibility of criminal penalties; (iv) settlement of or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently;

9.6.3            So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Subsection 9.6.2, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld);

9.6.4            If or to the extent that any of the conditions set forth in Subsection 9.6.2 is or becomes unsatisfied:  (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate in its sole discretion and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith (but will keep the Indemnifying Party reasonably informed regarding the progress and anticipated cost thereof); (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses); (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer that arise as a result of or incident to the Third Party Claim to the fullest extent provided in this Section; and (iv) the Indemnifying Party shall be deemed to have waived any claim that its indemnification obligations should be reduced because of the manner in which counsel for the Indemnified Party handled the Third Party Claim.

9.7           Satisfaction of Obligations.  Subject to the following sentence, if an indemnifying party becomes obligated to indemnify another party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, the indemnifying party shall pay such amount to the indemnified party within ten days following receipt by the indemnifying party of written demand from the indemnified party.  The parties agree that except in case of fraud by the Seller,  that Buyer Parent Company's and Buyer's sole recourse for satisfaction of any indemnification claims shall be by asserting the claim against the undistributed Warrants or Acquisition Shares which shall be valued at the Adjustment Value set forth in Section 9.8 below.

9.8           Valuation of Warrant Shares and Acquisition Shares.  For adjustment purposes, the value per each Acquisition Share or Warrant Share (the "Adjustment Value") shall be the weighted average sales prices of all shares of Buyer Parent Company's common stock as reported on the Over the Counter Bulletin Board or such other exchange where Buyer Parent Company's shares may then be trading during the nine (9) days preceding the Adjustment Date.  For purposes of Article 9, the Adjustment Date shall be the Date when a Claim Notice is delivered by Buyer Parent Company or Buyer to Seller.

9.9           Exclusive Remedy.  Except in case of fraud or in cases of non-performance of Buyer's and Buyer Parent Company's duty to pay the Purchase Consideration or to perform its obligations under the Ancillary Agreements, the rights and remedies provided for in this Agreement (including the rights to indemnification) shall be exclusive and no other rights and remedies that may exist at law or in equity may be asserted against a party.

10        TERMINATION, AMENDMENT AND WAIVER

10.1        Termination.  This Agreement may be terminated at any time prior to the Closing Date:

10.1.1         By mutual consent of a duly authorized officer of Buyer Parties and Seller;

10.1.2         By either Seller or Buyer Parties if there is fraud with respect to a material representation made by the other Party in connection with this Agreement;

10.1.3         By either Buyer Parties or Seller if the Acquisition shall not have been consummated before October 3, 2007, or such later date as may be agreed upon by the parties;

Provided, however, that no party shall have the right to terminate this Agreement unilaterally if the event giving rise to such right shall be primarily attributable to a breach of warranty or to the fault of such party or to any affiliated party.

10.2        Effect of Termination.  In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall become void and there shall be no liability or further obligation hereunder on the part of Buyer Parties, Seller, or their respective shareholders, officers or directors, except for liability arising from fraud or a willful breach of this Agreement.

10.3        Amendment.  This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

10.4        Waiver.  At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) waive compliance with any of the agreements of any other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

11        GENERAL PROVISIONS

11.1        Notices.  All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by recognized overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

                                If to Buyer Parties:

Marshall Sterman
3320 Keenland Road
Marietta, Georgia  30062

                                If to Seller:

Kane St. John
2164 Pawnee Dr.
Marietta, GA 30067

                                With a copy to:

Gregory Vacca
15 White Pine Drive
Newport Coast, CA 92657

All such notices and other communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if delivered by mail; the next business day, if by recognized overnight courier service; and when receipt acknowledged, if telecopied; provided, however, notice to a party's attorney shall not constitute notice to such party.

11.2        Interpretation and Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to Articles, Sections and Subsections refer to articles, sections and subsections of this Agreement unless otherwise stated.  Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the exhibits and attachments hereto).  As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.3        Severability.  The Provisions of this Agreement are severable.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

11.4        Miscellaneous.  This Agreement (together with all other documents and instruments referred to herein):  (a) constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned or transferred by operation of law or otherwise, except that this Agreement may be assigned by operation of law to any corporation with or into which Buyer may be merged.  This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

11.5        Arbitration and Choice of Law.  The Parties agree to the following arbitration and choice of law provisions:

11.5.1         The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within 30 days, Subsection 11.5.2 shall apply;.

11.5.2         In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be resolved by binding arbitration to be held exclusively in Fulton County, Georgia and such arbitration shall be the Parties' exclusive remedy.  Arbitration shall be conducted in accordance with the then existing Commercial Dispute Resolution Procedures of the American Arbitration Association.  The arbitration shall be conducted by three (3) arbitrators to be named by the parties (the "Arbitrators"), consisting of one (1) arbitrator named by each of the parties, and the third arbitrator named by the parties by mutual agreement.  Should the parties fail to agree as to the naming of such third arbitrator, then the third arbitrator shall be determined in accordance with the applicable rules of the American Arbitration Association.  The parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing equitable or injunctive relief in a judicial forum to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm.  A request for such equitable or injunctive relief shall not waive this arbitration provision;

11.5.3         Except with respect to the references in this Agreement to the Securities Act, this Agreement shall be governed by and construed exclusively in accordance with the laws of the State of Georgia without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of Georgia to the rights and duties of the parties hereunder.

11.6        Effective Date.  The effective date of this contract shall be the later of the date of the last signature affixed to this Agreement below or the date on which approval of Seller's shareholders is obtained.

11.7        Signatures in Counterpart.  This Agreement may be signed in counterpart and facsimile signatures shall have the same effect as originals.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

BUYER PARTIES:
EncounterPRO Healthcare Resources, Inc.

By: _______________________________
Name: Marshall S. Sterman
Title: President and CEO

WiFiMed Holdings Company, Inc.

By: ________________________________
Name: Jeffrey A. Simon
Title: President and CEO

SELLER:

JMJ Technologies, Inc.

By: ________________________________
Name: Mark S. Copenhaver
Title: Chairman and CTO

EXHIBIT A

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Bill of Sale") is delivered as of September 30, 2007, by JMJ Technologies, Inc. (the "Seller"), to EncounterPRO Healthcare Resources, Inc., a Georgia Corporation (the "Buyer").  The Buyer and the Seller are referred to in this Bill of Sale individually as a "Party" and collectively, as the "Parties".  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the "Agreement" (defined below).

STATEMENT OF FACTS

I. The Parties have entered into an Asset Purchase Agreement (the "Agreement"), dated as of  September 21, 2007, pursuant to which the Seller has agreed to sell, transfer, assign, and deliver to the Buyer the Acquired Assets, and the Buyer has agreed to purchase and accept the Acquired Assets, subject to the terms and conditions of the Purchase Agreement.

II.  The Agreement is in full force and effect and has not been terminated.

III.  In accordance with the Agreement, the Seller desires by this instrument to sell, transfer, assign and deliver to the Buyer all of the Acquired Assets.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1.               Conveyance.  The Seller hereby grants, bargains, transfers, sells, assigns and conveys to the Buyer, the Seller's entire right, title and interest in and to the Software, the Trademarks, and the other Acquired Assets, together with all options, rights, claims and privileges associated with the Acquired Assets.  With respect to documents conferring Competitive Restriction Rights, the Seller hereby conveys and assigns to Buyer all of Seller's Competitive Restriction Rights thereunder.

2.               The Agreement.  This Bill of Sale is subject in all respects to the terms of the Agreement, and all of the representations, warranties, covenants and agreements contained in the Agreement, all of which shall survive the execution and delivery of this Bill of Sale in accordance with the terms of the Agreement.  Nothing contained in this Bill of Sale shall be deemed to supersede, enlarge on or modify any of the obligations, agreements, covenants, or warranties of the Parties contained in the Agreement.

3.               Governing Law.  This Bill of Sale shall be governed and construed in accordance with the laws of the State of Georgia without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the Parties have caused this Bill of Sale to be executed and delivered under seal as of the date first above written.

                                                                THE SELLER:

                                                                JMJ Technologies, Inc.

                                                                By:  ____________________________________

                                                                Name:  __________________________________

                                                                                Title:  ___________________________________

                                                                THE BUYER:

                                                                EncounterPRO Healthcare Resources, Inc.

                                                                By:  ______________________________________

                                                                Name:  ____________________________________

                                                                Title:  _____________________________________

EXHIBIT B

OFFICER'S CERTIFICATE

September 30, 2007

I,                                       , do hereby certify that I am a duly appointed and qualified officer of JMJ Technology, Inc. ("Seller").

This Officer's Certificate has been prepared for and is to be delivered to WiFiMed Holdings Company, Inc. ("Buyer Parent Company"), in accordance with the Asset Purchase Agreement, dated as of September 21, 2007 (the "Agreement"), between Buyer and Seller.  The Agreement is in full force and effect and has not been terminated.

Capitalized terms appearing in this Officer's Certificate, but not otherwise defined, shall have the meanings given to them in the Agreement.

I further certify that, as of the date of this Certificate:

1.                                       The representations and warranties of the Seller contained in Article 4 of the Agreement are true and correct as of the date of this Certificate.

2.                                       Each of the covenants and obligations of the Seller to be performed at or before the date of this Certificate pursuant to the terms of Article 7 of the Agreement have been duly performed on or before the date of this Certificate.

This Officer's Certificate is executed as of the date first written above.

JMJ TECHNOLOGIES, INC.

By	________________________
Authorized Signatory

EXHIBIT C

OFFICER'S CERTIFICATE

September 30, 2007

I,                                       , do hereby certify that I am a duly appointed and qualified officer of WIFIMED HOLDINGS COMPANY, INC. ("Buyer Parent Company").

This Officer's Certificate has been prepared for and is to be delivered to JMJ Technologies, Inc. ("Seller"), in accordance with the Asset Purchase Agreement, dated as of September 21, 2007 (the "Agreement"), between Buyer and Seller.  The Agreement is in full force and effect and has not been terminated.

Capitalized terms appearing in this Officer's Certificate, but not otherwise defined, shall have the meanings given to them in the Agreement.

I further certify that, as of the date of this Certificate:

1.                                       The representations and warranties of the Buyer Parties contained in Article 5 of the Agreement are true and correct as of the date of this Certificate.

2.                                       Each of the covenants and obligations of the Buyer Parties to be performed at or before the date of this Certificate pursuant to the terms Article 7 of the Agreement have been duly performed on or before the date of this Certificate.

This Officer's Certificate is executed as of the date first written above.

WIFIMED HOLDINGS COMPANY, INC.

By	________________________
Authorized Signatory

EXHIBIT D

NEITHER THE TRANSFER OF THIS WARRANT NOR THE TRANSFER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL, OR SUBMISSION OF SUCH OTHER EVIDENCE, ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

WARRANT TO PURCHASE COMMON STOCK OF

WIFIMED HOLDINGS COMPANY, INC.

This is to Certify That, FOR VALUE RECEIVED, JMJ TECHNOLOGIES, INC. ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from WIFIMED HOLDINGS COMPANY, INC., a Delaware corporation (the "Company"), One Million Six Hundred Thousand Shares fully paid, validly issued and nonassessable shares of Common Stock, $0.0001 par value, of the Company ("Common Stock") at a price of one cent (1¢) share at any time or from time to time during the period from September 30, 2007 ("Grant Date") to September 30, 2012 ("Expiration Date") (five years from the date of this instrument), but not later than 5:00 p.m. Eastern Time, on Expiration Date.  The shares of Common Stock deliverable upon such exercise, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time sometimes referred to as the "Exercise Price.

1.        EXERCISE OF WARRANT.

a.        This Warrant may be exercised in whole at any time, or in part from time to time, commencing on Grant Date and prior to 5:00 P.M., Eastern Time, on  Expiration Date by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the offices of the Company, together with proper payment of the Exercise Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company.

a.        If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant (identical to this Warrant in all respects except the number of shares exercisable thereunder and, if applicable, the status of the shares as registered shares) covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Exercise Price applicable to such Warrant Shares.  Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

b.       Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

2.        RESERVATION OF SHARES.  The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

3.        FRACTIONAL SHARES.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

a.        If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

b.       If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

c.        If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4.        EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  This Warrant is not transferable (other than by will or pursuant to the laws of descent and distribution), and may not be assigned or hypothecated, unless pursuant to an exemption from registration under the federal and applicable state securities laws.  Prior to any assignment being affected, the holder hereof shall acquire an opinion of counsel acceptable to the Company, or submit to the Company such other evidence as may be satisfactory to counsel for the Company, as to the exemption from registration under which the assignment is permitted.  Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with an instrument of assignment acceptable to the Company and duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.  This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.  The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5.        RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

6.        NOTICES TO WARRANT HOLDERS.  So long as this Warrant shall be outstanding, if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified below, a notice containing a brief description of the proposed action and stating the date on which such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

7.        ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

a.        Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per such Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

b.       Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation, person, or entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article 7.  For purposes of this Article 7, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Article 7 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

c.        Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

8.        INVESTMENT REPRESENTATIONS

a.        This Warrant is made to the Holder in reliance upon the Holder's representation to the Company, which by the acceptance hereof the Holder hereby confirms, that this Warrant and the shares of Common Stock issuable upon exercise hereof will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of this Warrant or such shares of Common Stock issuable upon exercise hereof under the Act or pursuant to a valid exemption from such registration requirements, and the Holder has no present intention of selling, granting participation in, or otherwise distributing the same.

b.       The Holder understands that neither this Warrant nor the shares of Common Stock issuable upon exercise hereof will be registered under the Securities Act on the ground that this Warrant and the issuance of the shares of Common Stock upon exercise hereof are being made in reliance upon an exemption from the registration requirements of the Securities Act, and is similarly exempt under any other applicable securities laws, and that the Company's reliance on such exemption is predicated on the Holder's representations set forth herein.

c.        The Holder represents that it is experienced in evaluating and investing in recently organized companies such as the Company, is able to fend for itself in the transactions contemplated by this Warrant, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, has had access to all material and relevant information concerning the Company, thereby enabling the Holder to make an informed investment decision with respect to this Warrant, and all data and information requested by the Holder from the Company concerning the business and financial condition of the Company has been furnished.

d.       The Holder understands that neither this Warrant nor the shares of Common Stock issuable upon exercise hereof may be sold, transferred or otherwise disposed of without registration under the Securities Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering this Warrant or the shares of Common Stock issuable upon exercise hereof or an available exemption from registration under the Act and any applicable state securities laws, this Warrant and the shares of Common Stock issuable upon exercise hereof must be held indefinitely.  The Holder represents that, in the absence of an effective registration statement covering the Warrant or the shares of Common Stock issuable upon exercise hereof, it shall not sell, transfer or otherwise dispose of the Warrant or the shares of Common Stock issuable upon conversion hereof except in a manner consistent with the representations set forth herein and pursuant to a recognized exemption.

e.        All certificates evidencing the shares of Common Stock issuable upon exercise of this Warrant shall bear a legend substantially to the following effect until the same is no longer required under the Act:

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITEIS LAWS, BUT HAS BEEN TRANSFERRED IN RELIANCE ON STATUTORY EXEMPTIONS UNDER FEDERAL AND STATE SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR THE DETERMINATION OF THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

                                                                                WIFIMED HOLDINGS COMPANY, INC.

Dated:   __________________

                                                                                By:

                                                                                Name:

                                                                                Title:

Form of Subscription

(To be signed upon exercise of Warrant)

                The undersigned, the Holder of the Warrant, hereby irrevocably elects to exercise the purchaser rights represented by such Warrant for, and to purchase thereunder, _________ shares of Common Stock of WiFiMed Holdings Company, Inc. and herewith makes payment of $__________ constituting the aggregate purchase price therefor, and requests that certificates for such shares be issued in the name of and delivered to ____________________________, whose address is __________________________.

                In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment purposes only and not with a view toward the resale or distribution thereof, and that the undersigned will not offer, sell or other dispose of any shares of Common Stock except in compliance with all applicable securities laws.

                Please issue a new Warrant for the unexercised portion, if any, of the attached Warrant.

Date: _________________________                           HOLDER:

                                                                                                Name:

EXHIBIT E

SECURED PROMISSORY NOTE
$ 475,000.00

 September 30, 2007

FOR VALUE RECEIVED, the undersigned, EncounterPRO Health Resources, Inc., a Georgia corporation, having its principal place of business at Suite GL 100A, 2000 RiverEdge Parkway, Atlanta, GA 30328 (hereafter called "Borrower") promises to pay to the order of JMJ Technologies, Inc., a Georgia corporation having its principal place of business at Suite GL 100A, 2000 RiverEdge Parkway, Atlanta, GA 30328 (hereafter called "Lender"), at the office of Lender set forth above, or such other place as Lender may direct in writing, the principal sum of FOUR HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($ 475,000.00), together with interest as hereinafter provided.

Interest shall accrue on the outstanding principal balance from the date above until this Note is paid in full.  The rate of interest at the inception hereof shall be ten percent (10%) per annum.  Throughout the term of this Note interest shall be computed on the basis of a three hundred sixty (360) day year and be paid on the basis of the actual number of days elapsed, as a daily rate, on the principal balance from time to time outstanding.

The outstanding principal balance as of any day shall be the outstanding principal balance as of the beginning of the day, plus any advances made pursuant to the loan charged to the account on that day (exclusive of interest) and less any payments of principal credited to the account on that day.

Borrower shall pay Lender thirty-five thousand dollars ($35,000) per month, beginning October 10, 2007, and on the 10th day of each month thereafter (or, if the 10th of the month is a federal holiday, Saturday or Sunday, then the next business day) through July 10, 2008.

On October 25, 2007 and on the 25th day of each month thereafter (or, if the 25th of the month is a federal holiday, Saturday or Sunday, then the next business day) through July 25, 2008, Borrower shall pay to Lender the product of the average closing available balance of all of Borrowers' bank accounts for the period of the 20th of the prior month through the 20th of the then-current month, less any payroll obligations of Borrower that will accrue or become due on or prior to the 5th day of the following month (excluding payroll obligations that have been due but unpaid for a period of more than 30 days), multiplied by 0.15 (15%), up to a maximum of the Liquid Asset Balance Due ("LABD").  The LABD shall be $15,000 (Fifteen Thousand Dollars) times the number of months that have elapsed since the date of this Note (assuming that on October 25, 2007, the number of elapsed months shall be deemed one), less all payments made pursuant to this paragraph.  If Borrower pays less than the full LABD balance on the 25th of any month from October, 2007 through July, 2008, then the President of Borrower shall certify compliance with this paragraph in a notice to Lender, together with documentation showing the relevant average closing available balance(s) using documentation generated by the banks holding such accounts, and Borrower's President's certification of the anticipated payroll obligations.

The total unpaid balance (principal, interest and charges) shall be due August 1, 2008.

The payment and performance of this Note is secured by a security interest in all assets of Borrower granted pursuant to the Security Agreement between Borrower and Lender of even date herewith.

Any payments of principal shall be applied to the reduction of principal, unless the indebtedness evidenced by this Note shall be in default, in which event, all payments received, of whatever nature, shall be first applied to incurred and unpaid charges and fees, then to accrued and unpaid interest, and then to the payment of unpaid principal in such manner as Lender shall elect.

This Note or any portion thereof may be paid at any time without penalty.

If any payment of principal or of interest on this Note or any other sum due hereunder is not paid as and when the same becomes due, or if any other default shall occur hereunder and such default shall remain uncured after ten (10) days written notice to Borrower, or if any default should occur under the Security Agreement, and such default shall continue beyond any applicable cure period provided therein, then the Lender, at its option and without further notice, demand or presentment for payment to the undersigned or others, may declare due and payable in 90 days the outstanding principal balance of this Note together with all accrued and unpaid interest thereon to the date of default and together with interest thereafter at 18%, provided that the default interest rate shall not exceed the maximum rate permitted by law, together with all costs and fees, including reasonable attorney fees and court costs (through and including any and all collection, trial, appellate and administrative procedures) incurred by the Lender in collecting or enforcing payment thereof, and all other sums due hereunder or under the Security Agreement, anything herein or in the Security Agreement to the contrary notwithstanding, all without any relief whatever from any valuation or appraisement laws (to the full extent permitted by law), and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender in this Note or in the Security Agreement.

Any notice that must be given Borrower under this Note will be given by hand delivery, nationally recognized overnight courier service, or by mailing same to the Borrower by certified mail, return receipt requested, postage prepaid.  All notices will be addressed to Borrower at the addresses set forth in the introductory paragraph of this Note unless Lender is given written notice of a different address given as herein provided.

Any notice that must be given to the Lender under this Note will be given by hand delivery, nationally recognized overnight courier service, or by mailing it by certified mail, return receipt requested, postage prepaid.  All notices will be addressed to the Lender at the address set forth in the introductory paragraph of this Note, unless Borrower is given written notice of a different address as herein provided.

Borrower waives presentment for payment, demand, notice of dishonor, nonpayment or other default, notice of protest and protest of this Note, and does hereby consent to any number of extensions of time, renewals, waivers, modifications, substitutions or releases of collateral, or releases of Borrower, that may be made or granted by Lender with respect to the payment or performance of the provisions of this Note.

In the event of default, Borrower agree to pay all costs of collection, including all court costs, other legal expenses, and reasonable attorneys' fees, incurred by Lender in consultation or in conjunction with judicial, administrative or arbitration proceedings, through and including any and all collection, trial, appellate and administrative proceedings.

No delay or omission by Lender in exercising any right shall operate as a waiver of such right or any other right hereunder.

This note shall be construed under and controlled and governed by the laws of the State of Nevada.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS‑CLAIMS AND THIRD‑PARTY CLAIMS) ARISING IN CONNECTION WITH THIS NOTE, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN, AND ALL AND ANY COMBINATION OF THE FOREGOING.  BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS NOTE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

IN WITNESS WHEREOF, this note has been duly executed and delivered on the date first above written.

EncounterPRO Health Resources, Inc.

By:

Name:   ____________________________

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, ("Agreement") is made September 30, 2007, by and between EncounterPRO Health Resources, Inc., a Georgia corporation, located at 2000 RiverEdge Parkway, Suite GL100A, Atlanta, Georgia 30328 ("Borrower"), WiFiMed Holdings Company, Inc., a Nevada corporation, having its principal place of business at 3320 Keenland Road, Marietta, Georgia  30062 ("Borrower Parent Company"), and JMJ Technologies, Inc., a Georgia corporation ("Lender," collectively with Borrower and Borrower Parent Company, the Parties).

WHEREAS, the Borrower and Lender have entered into a Secured Promissory Note and the Parties have entered into an Asset Purchase Agreement of even date herewith.

WHEREAS, this Agreement is given to secure payment of the cash and other consideration for the sale of assets made by Lender to Borrower pursuant to the Asset Purchase Agreement, together with interest thereon and other obligations as further evidenced by that certain Secured Promissory Note in the principal amount of $ 500,000 dated even herewith (the "Note," together with the other consideration described in the Asset Purchase Agreement, the "Obligations").

NOW, THEREFORE, in consideration of the loan made by Lender to Borrower, and further consideration of the covenants and promises contained in this Agreement, the Note, and the Asset Purchase Agreement, and for other good and valuable consideration, the parties agree as follows:

Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

"Collateral" has the meaning set forth in Section 2 hereof.

"PTO" means the United States Patent and Trademark Office.

"UCC" means the Uniform Commercial Code as in effect in the State of Georgia.

Terms Defined in UCC.  Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

Construction.  In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Borrower; (ii) "includes" and "including" are not limiting; (iii) "or" is not exclusive; and (iv) "all" includes "any" and "any" includes "all."

Security Interest.

Grant of Security Interest.  As security for the payment and performance of the Obligations, Borrower Parent Company hereby assigns, transfers and conveys to Lender, and grants to Lender a security interest in and to, FIVE HUNDRED THOUSAND (500,000) shares of the common stock of Borrower Parent Company (the "Collateral").

Continuing Security Interest.  Borrower agrees that this Agreement shall create a continuing security interest in the Collateral, which shall remain in effect until terminated in accordance herewith or payment in full of the Obligations.

Collateral.  No arrangement exists whereby the Collateral will in the future become subject to a security interest senior to the Agreement.  Neither Borrower nor Borrower Parent Company will sell, assign or otherwise alienate the ownership of the Collateral or its use or operation.

Borrower's Negative Covenants.

Borrower and Borrower Parent Company covenant and agree that until the Obligations have been repaid in full, neither Borrower nor Borrower Parent Company shall do any of the following without the prior written consent of Lender:

Change Borrower's or Borrower Parent Company's name or form of entity, or add any new fictitious name;

Suspend or go out of business;

Reorganize or reincorporate itself under the laws of any jurisdiction other than its state of incorporation;

File any financing statement or amendment or termination statement with respect to any financing statement filed in favor of Lender.

Fees and Taxes.  Borrower will timely pay any and all license fees, taxes, assessments and public charges, general and special, that may at any time be levied or assessed upon or against the Collateral.

Borrower and Borrower Parent Company will each use its best efforts to not permit the Collateral to be attached or seized by any legal process.  Borrower and Borrower Parent Company will defend and indemnify Lender from all expense and liability of every kind to any person or to the property of any person by reason of or in connection with the delivery, possession or use of the Collateral.

Further Acts.  On a continuing basis, Borrower and Borrower Parent Company shall each make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Lender to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower's compliance with this Agreement or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the any applicable state office. In addition, Borrower and Borrower Parent Company authorize Lender to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Lender.

Default.  The breach or failure of any term, agreement, covenant or term of this Agreement, the Asset Purchase Agreement or the occurrence of an event or default upon any term contained in the Note, which breach or failure has not been cured within thirty days written notice from Lender, shall constitute a default hereunder.  A notice of default under this Agreement and the Note may only be made in accordance with the terms of the Note.

Remedies.  Upon the occurrence and continuance of any default as defined above, Lender will have the right at their option to enforce and to exercise any or all of their rights under this Agreement or otherwise.  In addition to all other rights and remedies, Lender shall have the remedies of a secured party under the Uniform Commercial Code.  In exercising these remedies, Lender, Borrower and Borrower Parent Company agree as follows:

Lender may, at its option, require Borrower and Borrower Parent Company to deliver the Collateral and make it available to Lender at a place to be designated by Lender, which is reasonably convenient to the parties.  In the event Borrower or Borrower Parent Company fails or refuses to deliver the Collateral, Lender shall have the right, and Borrower and Borrower Parent Company hereby authorize and empower Lender, to enter the premises upon which the Collateral is located in order to remove the same.

Lender will give Borrower and Borrower Parent Company reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition of the collateral is to be made.  The requirement of reasonable notice shall be met if a written notice is mailed to Borrower, postage prepaid, to the address of Borrower last known to Lender, at least ten (10) days prior to the date of the sale or disposition.

Borrower and Borrower Parent Company agree to surrender possession of the Collateral to Lender in event Lender elects to foreclose this security interest.  Borrower and Borrower Parent Company waive any notice of the exercise of any and all options reserved to Lender by this Agreement.

The proceeds of any sale of the Collateral shall be applied to the following items in the following order: (a) the reasonable expenses of repossessing the Collateral and preparing for the holding the sale, including without limitation all reasonable attorney's fees incurred by Lender; (b) interest and principal then due (by acceleration or otherwise) under the Note and any other debts specifically secured by this Agreement; (c) interest and principal then due (by acceleration or otherwise) under any other debts of Borrower to Lender (to be applied in whatever order Lender may in their sole discretion determine); (d) indebtedness of Borrower to other secured parties, provided written notice of demand therefore is received by Lender before the sale (to be applied in the order Lender receives the written notices); and (e) the balance, if any, to Borrower.

Notice.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission with receipt confirmation, or (iii) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed to the appropriate party at the address provided for in the Note. Any party may change by notice the address to which notices to that party are to be addressed.

Miscellaneous.  The following provisions are additional terms of this Agreement:

Lender has no duty to maintain, repair or protect the Collateral.

No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.

All rights and remedies of Lender are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lender's assigns.

All obligations of Borrower shall bind his trustees, custodians, general partners, successors and assigns.

The captions of the sections of this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any provisions hereof.

If any provisions of this Agreement are held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions on this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower has executed this Agreement the day and year first above written.

EncounterPRO Health Resources, Inc.

                                                                          By:

                                                                          Name:____________________________

                                                                          Title: ______________________________

                                                                          WiFiMed Holdings Company, Inc.

                                                                          By:

                                                                          Name:____________________________

                                                                          Title: ______________________________

                                                                          JMJ Technologies, Inc.

                                                                          By:

                                                                          Name:____________________________

                                                                          Title: ______________________________

Exhibit F

REGISTRATION RIGHTS AGREEMENT

                THIS REGISTRATION RIGHTS AGREEMENT (this "RRA") is made and entered into as of September 30, 2007, by and between WiFiMed Holdings Company, Inc., a Nevada corporation, having its principal place of business at 3320 Keenland Road, Marietta, Georgia  30062 (the "Company"), and JMJ Technologies, Inc., a Georgia corporation having its principal place of business at 2000 RiverEdge Drive, Suite GL 100A, Atlanta, GA 30328 (the "Stockholder").

                WHEREAS, this RRA is made pursuant to the Asset Purchase Agreement (the "Agreement"), dated as of September  21, 2007, by and among the Company, the Stockholder and EncounterPRO Healthcare Resources, Inc. (the "Asset Sale");

                WHEREAS, pursuant to the Asset Sale, the Company will issue shares of Common Stock and Warrants (as defined below) to the Stockholder, in exchange for various consideration including certain assets of the Stockholder;

                WHEREAS, the Company and the Stockholder desire to enter into this RRA pursuant to which the Stockholder and their Affiliates that hold or may acquire shares of Common Stock of the Company, under certain circumstances may have registered with the SEC an offering and sale of shares of Common Stock of the Company owned by Stockholder or any such Affiliates, subject to the terms of this RRA.

                NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties of this RRA agree as follows:

1.             Definitions

                As used in this RRA, the capitalized terms shall have the meanings set forth below.

                Advice: See the second-to- last paragraph of Section 5 hereof.

                Affiliate: Any Person controlling or controlled by or under direct or indirect common control with a Party; provided, that in no event shall the Company be treated as an Affiliate of any Party, nor shall any Person directly or indirectly controlled by the Company (including, without limitation, its officers, directors and employees) as a result of such Party's relationship with the Company be treated as an Affiliate of a Party. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, through the ownership of securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                Agent:    Any Person authorized to act and who acts on behalf of a Party or any Affiliate of a Party with respect to the transactions contemplated by the Agreement.

                Common Stock: Shares of the Company's Common Stock, par value $0.0001 per share, as the same may be constituted from time to time.

                Company Notice: See Section 3(a) hereof.

                Effective Time: The closing date of the Asset Sale.

                Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect from time to time.

                Party:      The Stockholder.

                Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                Permitted Assignee:  See Section 8(f) hereof.

                Piggyback Notice:  See Section 3(a) hereof.

                Piggyback Registration Statement:  See Section 3(a) hereof.

                Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                Required Registration Filing Date: The Required Registration Filing Date shall be one hundred eighty (180) days following the Effective Time.

                Required Registration Statement: See Section 4 hereof.

                Registration Expenses:  See Section 6 hereof.

                Registrable Securities: (i) The Shares; (ii) any Common Stock of the Company issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, until such Shares or other securities are not Restricted Securities as defined in Section 2(a); and (iii) any Common Stock of the Company issued or issuable upon exercise of the Warrants (defined below).

                Registration Statement: Any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this RRA, including (i) the Prospectus, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments, (iv) all exhibits and all material incorporated by reference in such Registration Statement, (v) any registration statement pursuant to a Required Registration and (vi) any Piggyback Registration Statement.

                Restricted Securities: The Registrable Securities upon original issuance thereof, subject to the provisions of Section 2(a) hereof.

                Securities Act: The Securities Act of 1933, as amended from time to time.

                SEC:  The Securities and Exchange Commission.

Shares: Shares of Common Stock issued by the Company to the Stockholder pursuant to the Agreement.

                Warrants: Warrants for 1,600,000 shares of Common Stock issued by the Company to the Stockholder pursuant to the Agreement.

Unless the context otherwise requires: (i) "or" is not exclusive; and (ii) words in the singular include the plural and in the plural include the singular.

2.             Securities Subject to this RRA

                (a)           Registrable Securities. The securities entitled to the benefits of Sections 3 through 7 of this RRA are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security ceases to be a Restricted Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it has been distributed pursuant to Rule 144 or Rule 145 (or any similar provisions then in force) under the Securities Act, (iii) it has otherwise been transferred in a private transaction in which the transferor's rights under this RRA are not assigned or (iv) it ceases to be outstanding.

                (b)           Holders of Registrable Securities. Any reference herein to a "Holder" or "Holders" of Registrable Securities shall mean the Stockholder or any Permitted Assignee.

3.             Piggyback Registration Rights

                (a)           Requests for Piggyback Registration. The Company covenants and agrees with each Holder that, in the event the Company proposes to file at any time and from time to time after the date hereof and before the date that is two years from the date hereof, a registration statement on any form for the general registration of securities under the Securities Act with respect to the offering of any class of security other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto (a "Piggyback Registration Statement"), then the Company shall in each such case give written notice (a "Company Notice") of such proposed filing to each Holder so that the Company Notice is received by each Holder at least fifteen (15) business days before the anticipated filing date, and such notice shall offer to each Holder the opportunity to include in such Piggyback Registration Statement such number of Registrable Securities as each may request. Notwithstanding the foregoing, the Company shall not be obligated to register the Registrable Securities of any Holder unless there shall have been received by the Company, within ten (10) business days of receipt of the Company Notice by such Holder, written notice (a "Piggyback Notice") from such Holder, which notice shall set forth the number of Registrable Securities to be so included.

                (b)           Underwriting.

                                (i)            The Company shall use its reasonable best efforts to cause the underwriter of a proposed offering, if any, to permit the Holders holding Registrable Securities requested to be included in the Piggyback Registration Statement to include such Registrable Securities in the proposed offering on terms and conditions at least as favorable to the Holders holding such Registrable Securities as those offered with respect to the other securities of the Company included therein. The right of any Holder to be included in a registration statement pursuant to this Section 3 shall be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                                (ii)           Notwithstanding the foregoing, if any underwriter shall advise the Company in writing that, in its opinion, marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                                (iii)          If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

4.             Required Registration.

                The Company shall prepare and file with the SEC, as soon as practicable following the date hereof, but no later than the Required Registration Filing Date, a Form S-1 or Form S-3 Registration Statement pursuant to Rule 415 of the Securities Act (the "Required Registration Statement") with respect to all of the Registrable Shares, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter; provided, however, that the Company shall not be obligated to effect any registration on or by the Required Registration Filing Date, if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Required Registration Statement to be effected at such time, in which event the Company shall have a one time right to defer the filing of the Required Registration Statement for a period of not more than sixty (60) days after the Required Registration Filing Date (provided that in no event shall the Company defer such filing to a date that is later than May 31, 2008.)

                If the Holders intend to distribute the Registrable Securities to be registered on the Required Registration Statement in an underwritten offering, the underwriter or underwriters for such offering shall be selected by the Holders of a majority of the Registrable Securities (which underwriter or underwriters shall be reasonably satisfactory to the Company).

5.             Registration Procedures

                Whenever required to effect the registration of Registrable Securities pursuant to this RRA, the Company will as promptly as reasonably practicable:

                (a)           not file any Registration Statement pursuant to Section 4 or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

                (b)           before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein filed after the effectiveness of the Registration Statement), the Company will, five business days prior to filing, furnish to the Holders and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable the Holders and the underwriters, if any, to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto (including changes to documents incorporated by reference) as may be reasonably requested by the Holders and the managing underwriter or underwriters, if any;

                (c)           prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period of (i) in the case of a Piggyback Registration Statement, not less than ninety (90) days or such longer period as is required for the intended method of distribution, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn or (ii) in the case of a Required Registration Statement, for a period ending one year from the date hereof, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with this paragraph (c) and the intended methods of disposition by the Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

                (d)           notify the Holders and the managing underwriters, if any, promptly, and confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (e)           make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                (f)            as promptly as practicable after the filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the Holders and to the managing underwriters, if any;

                (g)           furnish to the Holders and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

                (h)           in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided, that, each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                (i)            deliver to the Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                (j)            prior to the date on which the Registration Statement is declared effective, use its reasonable efforts to register or qualify or cooperate with the Holders and the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                (k)           cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or the Holders may request at least two business days prior to any such sale of Registrable Securities;

                (l)            use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                (m)          upon the occurrence of any event contemplated by paragraph (d)(5) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                (n)           use its reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or authorized to be quoted on The Nasdaq National Market if similar securities issued by the Company are then so listed or authorized, if requested by the Holders or the managing underwriters, if any;

                (o)           provide a transfer agent and registrar for all Registrable Securities;

                (p)           make available for inspection during normal business hours by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons;

                (q)           otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

                The Company may require the Holders to furnish to the Company such information and documents regarding the distribution of the Registrable Securities and the Holders as the Company may from time to time reasonably request in writing, and the Company's obligations with respect to registration are subject to such information being provided on a timely basis.

                The Holders each agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(m) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Holder will, or will request the underwriters (if any) to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the time periods mentioned in Section 5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(d)(5) to and including the date when the Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(m) hereof or the Advice.

                In connection with any underwritten public offering of the Company's securities, each Holder agrees that such Holder will agree in writing to any restrictions on sale of the Registrable Securities owned by such Holder that is requested by the managing underwriter for a  period not to exceed 100 days commencing ten (10) days prior to the anticipated commencement date of the underwritten public offering; provided, however, that such restrictions shall not be imposed unless (a) restrictions as least as burdensome are imposed on each executive officer, director and holder of 5% or more of the Common Stock of the Company and (b) such Holder has received a notice of such underwritten public offering at least fifteen (15) business days before the anticipated filing date of the applicable registration statement.

6.             Registration Expenses

                All expenses incurred by the Company in performance of or compliance with Section 3 and Section 4 of this RRA will be borne by the Company, whether or not a Piggyback Registration Statement or Required Registration Statement is filed or becomes effective, including, without limitation, all registration and filing fees, including with respect to filings required to be made with the Financial Industry Regulatory Authority fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and of all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or authorized to be quoted on Nasdaq, the reasonable fees and expenses of any special experts retained at the request of the managing underwriters in connection with such registration and fees and expenses of other Persons retained in connection with the offering (including, without limitation, any qualified independent underwriter or other independent appraiser participating pursuant to the Bylaws of the NASD under the Financial Industry Regulatory Authority) (all such expenses being herein called "Registration Expenses").  The Company shall also pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audit, which are not "Registration Expenses" for purposes of this RRA. In no event shall the Company be liable for the payment of any discounts or commissions of underwriters, selling brokers, dealer managers or similar industry professionals relating to the distribution of the Registrable Securities or any related fees and disbursements of counsel retained by the Holders (if any). Each Holder shall be liable for the cost and expense of the time spent by its officers, employees and Agents incurred in connection with the registration of Registrable Securities owned by it, and all other expenses incurred by such Holder.

7.             Indemnification

                (a)           Indemnification by Company. The Company will indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and stockholders, their Agents and each Person who controls each such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any legal or other expenses incurred with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by such Holder, expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of each Holder of Registrable Securities.

                (b)           Indemnification by Holders. Each Holder, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, will, severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses to which any such Person may be subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by such Holder specifically for inclusion therein. In no event shall the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, unless such liability arises out of or is based on willful conduct by such Holder. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons.

                (c)           Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume at its own expense the defense of such claim. The indemnified party shall have the right to participate in the conduct of such defense by the indemnifying party provided that it will pay for the fees of its own counsel. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry into any judgment or enter into any settlement which does not include as an unconditional term thereof the giving of the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                (d)           Contribution. If the indemnification provided for in Section 7(a) or 7(b) is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 7(a) or 7(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and any indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims or damages. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information initially supplied or developed by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, liabilities, claims or damages referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.             Miscellaneous

                (a)           Termination. This RRA shall terminate two years from the date hereof and shall thereupon be of no further force and effect; provided that Section 6 shall survive the termination of this RRA.  In addition, a Holder's registration rights and the Company's obligations thereto shall expire at such time as all the Registrable Securities held by such Holder and its Affiliates can be transferred without registration in accordance with Rule 145 or Rule 144 under the Securities Act or any other exemption from the registration provisions thereof (other than Rule 144A) within any ninety (90) day period.

                (b)           Remedies. The Stockholder and any of its Affiliates shall each be entitled to exercise all rights provided herein or granted by law, including recovery of damages, and each will be entitled to specific performance of their rights under this RRA. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this RRA and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                (b)           No Inconsistent Agreements. The Company will not on or after the date of this RRA enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholder and any of their Affiliates in this RRA or otherwise conflicts with the provisions hereof.

                (c)           Amendments; Waivers. Any provision of this RRA may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholder.  Any amendment or waiver effected in accordance with this Section 8(c) shall be binding on each Holder and the Company. By acceptance of any benefits under this RRA, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

                (d)           Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by facsimile or prepaid overnight courier, if to:

                                the Company:

Marshall Sterman
3320 Keenland Road
Marietta, Georgia  30062

                                If to Seller:

Kane St. John
2164 Pawnee Dr.
Marietta, GA 30067

                                With a copy to:

Gregory Vacca
15 White Pine Drive
Newport Coast, CA 92657

Any notice or other communication transmitted in accordance with this Section 8(d) shall for all purposes of this RRA be treated as given or effective, if personally delivered, upon receipt, or, if sent by courier, upon the earlier of receipt or the end of the business day following the date of delivery to such courier, or, if sent by facsimile, on transmission and confirmation of receipt.

                (e)           Entire Agreement. This RRA embodies the entire agreement between the parties (as it relates to the registration of securities) and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Stockholder or between any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof, are merged herein and replaced hereby.

                (f)            Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this RRA may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an Affiliate of such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this RRA (such transferee, a "Permitted Assignee").

                (g)           Governing Law. This RRA shall be construed in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws. The parties consent to the jurisdiction of all state and federal courts of record situated in the State of Georgia. Service of process upon either party shall be deemed, in every respect, effective upon such party if made by prepaid registered or certified mail, return receipt requested, or if personally delivered against receipt to the address set forth in Section 8(d) or to such other address as a party may designate in writing to the other.

                (h)           Headings; Definitions. The section and other headings contained in this RRA are for reference purposes only and shall not in any way affect the meaning or interpretation of this RRA. Wherever in this RRA words indicating the plural number appear, such words shall be considered as words indicating the singular number and vice versa where the context indicates the propriety of such use.

                (i)            Counterparts. This RRA may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                (j)            Notification.  Stockholder agrees to notify the Company when Stockholder, together with its Affiliates, beneficially owns less than 2% of the Company's outstanding common stock based on the Company's most recent filing under the Exchange Act.

       IN WITNESS WHEREOF, the parties have executed this RRA as of the date first written above.

WiFiMed Holdings Company, Inc.

By:

Name:

Title:

STOCKHOLDER:

JMJ TECHNOLOGIES, INC.

By:

Name:

Title:

Exhibit G

Transition Agreement

This Transition Agreement is made and entered into as of this 30th day of September, 2007, by and among JMJ Technologies, Inc., a Georgia corporation having its principal place of business at 2000 RiverEdge Drive, Suite GL 100A, Atlanta, GA 30328 ("Seller"), WiFiMed Holdings Company, Inc., a Nevada corporation, having its principal place of business at 3320 Keenland Road, Marietta, Georgia  30062 ("Buyer Parent Company"), and EncounterPRO  Acquisition, Inc., a Georgia company having its principal place of business at 2000 RiverEdge Drive, Suite GL 100A, Atlanta, GA 30328  ("Buyer").  (Seller, Buyer Parent Company, and Buyer are hereinafter referred to individually, as a "Party", collectively as the "Parties.")

RECITALS

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets and rights used in or related to the operation or conduct of the Business on the terms and conditions set forth in the Acquisition Purchase Agreement dated as of September 21, 2007 (the "Agreement");

WHEREAS, the consideration for the purchase of Seller's assets includes a note to Seller dated September 30, 2007, in the amount of $475,000 ("Buyer Note"), shares of common stock ("Stock"); and a Registration Rights Agreement dated September 30, 2007;

WHEREAS, the Parties desire to ensure to the fullest extent possible that the secured and non-secured creditors of the Seller of the Seller obtain satisfaction of debts owed by Seller;

WHEREAS, the Parties desire to ensure that the shareholders of Seller receive value for their shares of the Seller company and to not lose the value of their shares through foreclosure or involuntary bankruptcy proceedings;

WHEREAS, the Parties desire to avoid personal liability on the part of current and former officers of  Seller as a result of Seller's non-payment of its debts;

WHEREAS, Buyer Parent Company has agreed to co-sign a loan from the Bank of North Georgia (promissory note No. 16052-13 originally dated 4-08-05, together with extensions and renewals thereon, hereinafter referred to as the "BNA Note").

NOW, THEREFORE, in consideration of the premises and the mutual promises made in the Agreement, the Parties agree as follows:

1.        Until such time as the Stock has been registered and is unrestricted and it is reasonably feasible for Seller to sell the Stock on the Over the Counter Bulletin Board (or such other exchange where Buyer Parent Company's shares may then be trading) for a minimum price of $0.80 per share (the "Minimum Price") and in sufficient quantity to yield at least $35,000 per month in revenue from such sales of  Stock, (i) Buyer Parent Company promises that Buyer shall have sufficient resources to pay Seller a sum on the Buyer Note of at least $35,000 per month and (ii) Buyer shall pay an amount on the Buyer Note of at least $35,000 per month.

2.        Provided that the Stock has been registered and is unrestricted and it is reasonably feasible for Seller to sell the Stock on the Over the Counter Bulletin Board (or such other exchange where Buyer Parent Company's shares may then be trading) for a minimum price of $0.80 per share (the "Minimum Price") and in sufficient quantity to yield at least $35,000 per month in revenue from such sales of  Stock, payments made by Buyer Parent Company on the BNA Note may, at the election of Buyer Parent Company, be counted as payments by Buyer on the Buyer Note.

EncounterPRO Healthcare Resources, Inc.

By: _______________________________
Name:
Title:

WiFiMed Holdings Company, Inc.

By: ________________________________
Name:
Title:

JMJ Technologies, Inc.

By: ________________________________
Name:
Title: